RVMTP Purchase Agreement
PIMCO Flexible Municipal Income Fund
as Issuer

and
Banc of America Preferred Funding Corporation
as Purchaser
and
BofA Securities, Inc.
as DTC Agent

April 20, 2020

RVMTP PURCHASE AGREEMENT dated as of April 20, 2020, between PIMCO FLEXIBLE MUNICIPAL INCOME FUND, a non-diversified closed-end fund organized as a Massachusetts business trust, as issuer (the "Issuer"), BANC OF AMERICA PREFERRED FUNDING CORPORATION, a Delaware corporation, including its successors by merger or operation of law (and not merely by assignment of all or part of this Agreement), as purchaser of the RVMTP Shares hereunder  (the "Purchaser"), and, solely with respect to Section 2.5 and Article VII of this Agreement, BOFA SECURITIES, INC., a Delaware corporation, as agent with respect to the DTC eligibility of the RVMTP Shares hereunder (the "DTC Agent").
WHEREAS, the Issuer has authorized the issuance pursuant to the Statement (as defined below) to the Purchaser of its Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2050-A, par value $0.00001 per share and liquidation preference $100,000 per share, as set forth on Schedule 1 hereto, which are subject to this Agreement (the "RVMTP Shares");
WHEREAS, as an inducement to the Purchaser to purchase the RVMTP Shares, the Issuer now desires to enter into this Agreement to set forth certain representations, warranties, covenants and agreements regarding the Issuer and the RVMTP Shares;
WHEREAS, as an inducement to the Issuer to issue and sell the RVMTP Shares, the Purchaser desires to enter into this Agreement to set forth certain representations, warranties, covenants and agreements regarding the Purchaser and the RVMTP Shares;
WHEREAS, the RVMTP Shares issued in global form shall be registered in the name of The Depository Trust Company ("DTC") or its nominee, and be evidenced by one or more global securities (the "Global RVMTP Shares") held on behalf of members of or participants in DTC for the account of the Purchaser (the "DTC Participants"); and
WHEREAS, the Issuer wishes to appoint BofA Securities, Inc. as DTC Agent under this Agreement to submit an application provided by the Issuer to DTC for the RVMTP Shares to become eligible for settlement through DTC's book entry system.
NOW, THEREFORE, in consideration of the respective agreements contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
The following terms, as used herein, have the following meanings:
"Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.
"Agreement" means this RVMTP Purchase Agreement, dated as of April 20, 2020, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
"Banks" has the meaning set forth in Section 2.1(b) of this Agreement.
"Blue Sky" has the meaning set forth in the Registration Rights Agreement.
"Board of Trustees" has the meaning set forth in the Statement.
"Business Day" has the meaning set forth in the Statement.
"By-Laws" has the meaning set forth in the Statement.
"Calculation and Paying Agent" means The Bank of New York Mellon, or with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld), any successor Person, which has entered into an agreement with the Issuer to act in such capacity as the Issuer's tender agent, transfer agent, registrar, dividend disbursing agent, paying agent and redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to RVMTP Shares.
"Closed-End Funds" has the meaning set forth in Section 2.1(b) of this Agreement.
"Code" has the meaning set forth in the Statement.
"Common Shares" has the meaning set forth in the Statement.
"Custodian" has the meaning set forth in the Statement.
"Date of Original Issue", with respect to the RVMTP Shares, means the date on which the Issuer initially issued such RVMTP Shares.
"Declaration" has the meaning set forth in the Statement.
"Derivative Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, repurchase transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, futures, interest rate futures, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.
"Designated Owner" has the meaning set forth in the Statement.
"Dividend Payment Date" has the meaning set forth in the Statement.
"Dividend Period" has the meaning set forth in the Statement.
"Dividend Rate" has the meaning set forth in the Statement.
"DTC" has the meaning set forth in the preamble to this Agreement.
"DTC Agent" has the meaning set forth in the preamble to this Agreement.
"DTC Participants" has the meaning set forth in the preamble to this Agreement.
"Due Diligence Request" means the due diligence request letter from Chapman and Cutler LLP, counsel to the Purchaser, dated April 15, 2020.
"Effective Date" means the Date of Original Issue of the RVMTP Shares subject to the satisfaction or waiver of the conditions specified in Article III.
"Effective Leverage Ratio" has the meaning set forth in the Statement.
"Eligible Assets" means the instruments in which the Issuer may invest as described in Exhibit B to this Agreement, which may be amended from time to time with the prior written consent of the Purchaser.
"Failure" has the meaning set forth in Section 2.4 of this Agreement.
"Fee Rate" means initially 0.25% per annum, which shall be subject to increase by 0.10% per annum for each Week in respect of which any Failure has occurred and is continuing.
"Fitch" means Fitch Ratings, a part of the Fitch Group, or any successor or successors thereto.
"Fitch Guidelines" means the guidelines, as may be amended from time to time, in connection with Fitch's ratings of the RVMTP Shares.
"Force Majeure Exception" means any failure or delay in the performance of the Issuer's reporting obligation pursuant to Section 2.4 arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; acts of civil or military authority and governmental action.  The Issuer shall use commercially reasonable efforts to commence performance of its obligations during any of the foregoing circumstances.
"Global RVMTP Shares" has the meaning set forth in the preamble to this Agreement.
"Global RVMTP Shares Account" has the meaning set forth in Section 2.5 of this Agreement.
"Holder" has the meaning set forth in the Statement.
The word "including" means "including without limitation."
"Indemnified Persons" means, the Purchaser and its affiliates and directors, officers, partners, employees, agents, representatives and control persons, entitled to indemnification by the Issuer under Section 7.3.
"Investment Management Agreement" has the meaning set forth in Section 4.7(r) of this Agreement.
"Investment Manager" means Pacific Investment Management Company LLC, or any successor company or entity.
"Issuer" has the meaning set forth in the preamble to this Agreement.
"Issuer Agreements" has the meaning set forth in Section 4.7(h) of this Agreement.
"Issuer Material Adverse Effect" has the meaning set forth in Section 4.2 of this Agreement.
"Liquidation Preference" means, with respect to a given number of the RVMTP Shares, $100,000 times that number.
"Majority Participants" means the Holder(s) of more than 50% of the Outstanding RVMTP Shares.
"Market Value" has the meaning set forth in the Statement.
"Moody's" means Moody's Investors Service, Inc., and any successor or successors thereto.
"1940 Act" means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.
"1940 Act Asset Coverage" has the meaning set forth in the Statement.
"1940 Act Document" has the meaning set forth in Section 4.7(g) of this Agreement.
"Notice of Taxable Allocation" has the meaning set forth in the Statement.
"NRSRO" has the meaning set forth in the Statement.
"Optional Redemption Premium" has the meaning set forth in the Statement.
"Offering Memorandum" means the Offering Memorandum of the Issuer relating to the offering and sale of the RVMTP Shares dated April 20, 2020, as may be amended, revised or supplemented from time to time.
The word "or" is used in its inclusive sense.
"Other Rating Agency" means, at any time, each NRSRO, if any, other than Fitch, S&P, or Moody's then providing a rating for the RVMTP Shares pursuant to the request of the Issuer and with the consent of the Majority Participants, which consent shall not be unreasonably withheld by any of the Holders of the Outstanding RVMTP Shares.
"Other Rating Agency Guidelines" means the guidelines, if any, provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency's rating of the RVMTP Shares.
"Outstanding" has the meaning set forth in the Statement.
"Overconcentration Amount" means as of any date of calculation of the Effective Leverage Ratio for the Issuer, an amount equal to the sum of (without duplication): (i) for investments (excluding pre-refunded securities) of the Issuer rated below BBB- (or the equivalent): the Market Value of such investments in excess of 40.0% as a percentage of the Market Value of the Issuer's Total Assets, (ii) for investments in assets other than municipal bonds and other municipal securities: the Market Value of such investments in excess of 20.0% as a percentage of the Market Value of the Issuer's Total Assets, (iii) for investments in assets that constitute taxable obligations (which shall include total return swaps measured at their notional amount): the Market Value of such investments (which shall include total return swaps measured at their notional amount) in excess of 20.0% as a percentage of the Market Value of the Issuer's Total Assets, (iv) for investments in assets that constitute securities of other municipal closed-end funds: the Market Value of such investments in excess of 5.0% as a percentage of the Market Value of the Issuer's Total Assets, and (v) for total return swap transactions: the notional amount of such contracts in excess of 3.0% of the Issuer’s Total Assets outstanding.  The rating of any investment (e.g., BB (or the equivalent)) used in determining the Overconcentration Amount shall be (a) the rating assigned to such investment if rated by only one of Fitch, Moody's and S&P, (b) the higher of the ratings assigned to such investment if rated by any two of Fitch, Moody's and S&P, (c) the highest rating assigned to such investment if rated by all three of Fitch, Moody's and S&P, or (d) the equivalent rating based on the Issuer's internal credit due diligence, if not rated by any of Fitch, Moody's and S&P. For investments which qualify for multiple overconcentration categories listed in (i) to (v) above, the Overconcentration Amount will be calculated utilizing the individual concentration limit resulting in the largest amount (without duplication) to be subtracted from the sum determined pursuant to sub-section (ii) of the definition of Effective Leverage Ratio (set out in Section 2.4(d) of the Statement) pursuant to Sections 4.11 and 6.12 hereof.
"Person" has the meaning set forth in the Statement.
"PIMCO Persons" means the Investment Manager or any affiliated person of the Investment Manager (as defined in Section 2(a)(3) of the 1940 Act) (other than the Issuer, in the case of a redemption or purchase of the RVMTP Shares which are to be cancelled within ten (10) days of purchase by the Issuer).
"Portfolio Information" means the reports and information set forth in Sections 6.1(m) and (n).
"Preferred Shares" has the meaning set forth in the Statement.
"Purchase Price" means, in respect of the 250 RVMTP Shares sold to the Purchaser, an aggregate amount equal to U.S. $25,000,000.
"Purchaser" has the meaning set forth in the preamble to this Agreement.
"QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.
"Rating Agency" means each of Fitch, S&P, or Moody's (if such Rating Agency is then rating the RVMTP Shares), and any Other Rating Agency.
"Rating Agency Guidelines" means the Fitch Guidelines and any Other Rating Agency Guidelines as they exist from time to time.
"Registration Rights Agreement" means the registration rights agreement entered into between the Issuer and the Purchaser with respect to the RVMTP Shares.
"Registration Rights Failure" means any (i) failure by the Issuer to file a Registration Statement (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission relating to such of the Registrable Securities (as defined in the Registration Rights Agreement, but excluding any that are properly excluded pursuant to Section 3.3(c) or (d) of the Registration Rights Agreement) which the Issuer has been properly requested to register under Section 3.1 of the Registration Rights Agreement within sixty (60) calendar days (or, if the sixtieth (60th) calendar day shall not be a Business Day, the next succeeding Business Day) of the later of (a) the date on which the holders of such Registrable Securities are required to give written notice to the Issuer of their intent to register such Registrable Securities pursuant to Section 3.1 of the Registration Rights Agreement or (b) if properly exercised by the Issuer, the end of any deferral period specified in accordance with the provisions of Section 3.2 of the Registration Rights Agreement, or (ii) failure by the Issuer to reply to any written comments on such Registration Statement received by the Issuer from the staff of the Securities and Exchange Commission (it being understood that the reply referenced herein shall not require the Issuer to accept or agree with any comment, in whole or in part) within sixty (60) calendar days (or, if the sixtieth (60th) calendar day shall not be a Business Day, the next succeeding Business Day) of receipt thereof by the Issuer.
"Related Documents" means this Agreement, the Declaration, the Statement, the Registration Rights Agreement, the RVMTP Shares and the By-Laws.
"Reporting Failure" has the meaning set forth in Section 2.4.
"RVMTP Shares" has the meaning set forth in the preamble to this Agreement.
"S&P" means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, and any successor or successors thereto.
"Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.
"Securities Depository" means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the RVMTP Shares.
"Series" has the meaning set forth in the Statement.
"Series 2022 VMTP Shares" has the meaning set forth in the Statement.
"Series 2049-A RVMTP Shares" has the meaning set forth in the Statement.
"Statement" means the Statement Establishing and Fixing the Rights and Preferences of the RVMTP Shares, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.
"Total Assets" means, as of any date, the Issuer's aggregate gross asset values as would be shown on the Issuer's balance sheet as of such date in conformity with accounting principles generally accepted in the United States, and includes the total value of the Issuer's assets.
"Voting Trust" has the meaning set forth in Section 2.2(b) of this Agreement.
"Week" means a period of seven (7) consecutive calendar days.
"written" or "in writing" means any form of written communication, including communication by means of telex, telecopier or electronic mail.
1.1	Incorporation of Certain Definitions by Reference
Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor (including by incorporation by reference) in the Related Documents.
ARTICLE II
PURCHASE AND TRANSFERS, COSTS AND EXPENSES; ADDITIONAL FEE; SETTLEMENT
2.1	Purchase and Transfer of the RVMTP Shares
(a)
On the Effective Date, the Purchaser will acquire 250 RVMTP Shares sold on initial issuance in a transaction (which, based upon the representations of the Issuer and the Purchaser herein, is exempt from registration under the Securities Act), by payment of the Purchase Price in immediately available funds to the Issuer, with such issuance effected through the Securities Depository.

(b)
The Purchaser agrees that it may make offers and sales of the RVMTP Shares in compliance with the Securities Act and applicable state securities laws only to Persons that are (1)(i)  QIBs that are registered closed-end management investment companies, the common shares of which are traded on a national securities exchange ("Closed-End Funds"), banks or entities that are 100% direct or indirect subsidiaries of banks' publicly traded holding company (collectively, "Banks"), insurance companies or registered open-end management investment companies, (ii) tender option bond trusts (or similar vehicles used for providing financing for municipal obligations and municipal closed-end fund preferred shares) in which all investors are QIBs that are Closed-End Funds, Banks, insurance companies or registered open-end management investment companies, in each case with respect to clauses (i) and (ii), in accordance with Rule 144A under the Securities Act or pursuant to another available exemption from registration under the Securities Act, in a manner not involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, or (iii) other investors with the prior written consent of the Issuer and (2) unless the prior written consent of the Issuer has been obtained, not PIMCO Persons if such PIMCO Persons would, after such sale and transfer, own more than 20% of the Outstanding RVMTP Shares.  Any transfer in violation of the foregoing restrictions shall be void ab initio.  In connection with any transfer of the RVMTP Shares, each transferee (including, in the case of a tender option bond trust (or similar vehicle used for providing financing for municipal obligations and municipal closed-end fund preferred shares), the depositor or trustee or other Person thereunder acting on behalf of such transferee) will be required to deliver to the Issuer a transferee certificate set forth as Exhibit C to this Agreement.  The foregoing restrictions on transfer shall not apply to any RVMTP Shares registered under the Securities Act pursuant to the Registration Rights Agreement or any subsequent transfer of such RVMTP Shares thereafter.

2.2	Fees
The Issuer shall pay the reasonable fees and expenses of the Purchaser's outside counsel in connection with (a) the negotiation and documentation of the transactions contemplated by this Agreement and (b) the initial organization of a voting trust to be formed with respect to the RVMTP Shares (the "Voting Trust"), which such reasonable fees and expenses shall be paid (i) no later than the Effective Date, upon receipt by the Investment Manager of a valid and complete invoice with respect to such portion of such reasonable fees and expenses that is submitted to the Investment Manager and/or the Issuer through CounselLink not less than five (5) Business Days prior to the Effective Date and/or (ii) no later than 20 Business Days following the Effective Date, upon receipt by the Investment Manager of a valid and complete invoice with respect to such portion of such reasonable fees and expenses that is submitted to the Investment Manager and/or the Issuer through CounselLink less than five (5) Business Days prior to the Effective Date; provided that the Issuer shall not be obligated to pay any such reasonable fees and expenses in excess of $35,000.  The Issuer shall pay up to $10,000 of the reasonable fees and expenses incurred by the Purchaser in connection with the ongoing maintenance and operation of the Voting Trust upon receipt by the Investment Manager of a valid and complete invoice with respect to such portion of such reasonable fees and expenses, until the earliest to occur of (1) the one-year anniversary of the initial organization of the Voting Trust, (2) the termination of the Voting Trust, (3) the Purchaser's transfer or sale of all of the RVMTP Shares, and (4) the termination of this Agreement pursuant to Section 7.6 hereof.
2.3	Operating Expenses
The Issuer shall pay amounts due to be paid by it hereunder (including any incidental expenses but not including redemption or dividend payments on the RVMTP Shares) as operating expenses.
2.4	Additional Fee for Failure to Comply with Reporting Requirement or Registration Rights Failure
For so long as the Purchaser is a Holder or Designated Owner of any Outstanding RVMTP Shares, if the Issuer fails to comply with the reporting requirements set forth in Sections 6.1(m) and 6.1(n) (except as a result of a Force Majeure Exception) and such failure is not cured within five (5) Business Days after written notification to the Issuer by the Purchaser of such failure (a "Reporting Failure") or a Registration Rights Failure occurs, the Issuer shall pay to the Purchaser on the Dividend Payment Date occurring in the month immediately following a month in which either such Reporting Failure or Registration Rights Failure (either, a "Failure") continues a fee, calculated in respect of each Week (or portion thereof) during such month in respect of a Failure and beginning on the date of such Failure, equal to the product of (a) the Fee Rate, times (b) the aggregate average daily Liquidation Preference of the RVMTP Shares held by the Purchaser during such Week or portion thereof, times (c) the quotient of the number of days in such Week or portion thereof divided by the number of calendar days in the year in which such Week or portion thereof occurs.  Notwithstanding the foregoing, in no event shall (i) the fee payable pursuant to this Section 2.4 for any Week (or portion thereof) exceed an amount (exclusive of any Additional Amount Payment) equal to the product of (x) 6.22% minus the Applicable Spread, times (y) the aggregate average daily Liquidation Preference of the RVMTP Shares held by the Purchaser during such Week or portion thereof, times (z) the quotient of the number of days in such Week or portion thereof divided by the number of calendar days in the year in which such Week or portion thereof occurs; (ii) the fee payable pursuant to this Section 2.4 for any Week (or portion thereof) plus the amount of dividends payable at the Dividend Rate for the RVMTP Shares for such Week exceed an amount equal to the product of (aa) 15%, times (bb) the aggregate average daily Liquidation Preference of the RVMTP Shares held by the Purchaser during such Week or portion thereof, times (cc) the quotient of the number of days in such Week or portion thereof divided by the number of calendar days in the year in which such Week or portion thereof occurs; (iii) the Issuer be required to calculate or pay a fee in respect of more than one Failure in any Week; (iv) any payment be required or made under this Section 2.4 that would cause the Issuer to violate the terms of any series of its outstanding Preferred Shares as a result of the Issuer's failure to have paid any distribution then required to be paid on any series of its outstanding Preferred Shares, provided that the Issuer shall pay all accrued and unpaid amounts otherwise payable under this Section 2.4 when such amounts may be paid under the terms of its currently outstanding Preferred Shares following the cure of any such failure to pay distributions thereunder or (v) the fee payable pursuant to this Section 2.4 be payable with respect to any portion of a Week in which such Failure is not continuing.
2.5	DTC Eligibility and Settlement of RVMTP Shares
(a)
The Issuer hereby appoints and directs BofA Securities, Inc. to act as the DTC Agent hereunder in accordance with the terms of this Section 2.5, and BofA Securities, Inc. hereby accepts such appointment.

(b)
On the Effective Date, the Purchaser shall cause an amount equal to the Purchase Price, to be deposited to the Issuer's account by wire transfer in accordance with the wire transfer instructions set forth on Annex A attached hereto.  Upon confirmation of receipt of the Purchase Price by the Issuer in accordance with the preceding sentence, the Issuer shall grant authorization to proceed with the closing.  Upon closing, the Global RVMTP Shares will be credited directly to the Purchaser’s account detailed in Schedule 2 hereto (the "Global RVMTP Shares Account") via free delivery by DTC.  Such delivery shall be accepted by the DTC Participants through DTC no later than 3:30p.m. New York City time on the Effective Date.  Acceptance of such delivery may be deemed to occur upon receipt by the Issuer of a notice of settlement from DTC through the systems of DTC.

(c)
The DTC Agent has taken the following actions in accordance with the terms hereof at the request of the Issuer in order to facilitate the delivery of the Global RVMTP Shares via the DTC book entry system: obtained CUSIP in respect of the RVMTP Shares; coordinated setup of CUSIP on relevant Bloomberg systems; completed DTC eligibility application for Global RVMTP Shares for DTC’s book entry system; delivered DTC blanket letter of representations to DTC on behalf of Issuer with respect to the Global RVMTP Shares; and coordinated with DTC to confirm DTC has received relevant materials from the Issuer for the transaction and that DTC has approved settlement of the transaction via DTC’s book entry system.  The Issuer has cooperated with the DTC Agent in performance of these actions and agrees to reasonably cooperate with the DTC Agent in all other actions necessary in connection with the performance of the DTC Agent’s duties under this Agreement.

(d)
On the Effective Date the DTC Agent will coordinate with DTC in connection with the delivery of the Global RVMTP Shares as contemplated in this Agreement, including, liaising with DTC on a closing call to be held on the Effective Date.

(e)
(i) The Issuer and the DTC Agent agree that the DTC Agent has undertaken the duties described above solely as a "Clearing DTC Participant" and not as an "underwriter" (as defined in Section 2(a)(11) of the Securities Act) or placement agent.

(ii) The Issuer acknowledges and agrees that the DTC Agent is acting solely in the capacity of an arm's length accommodating counterparty to the Issuer with respect to the sale of the RVMTP Shares and the matters set forth in this Section 2.5 and not as a financial advisor or a fiduciary, to the Issuer or any other person affiliated with the Issuer.  Additionally, the DTC Agent is not advising the Issuer or any other person affiliated with the Issuer as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Any review by the DTC Agent of the Issuer, the transactions contemplated by the this Agreement or other matters relating to such transactions will be performed solely for the benefit of the DTC Agent and shall not be on behalf of the Issuer.  Without limitation to the foregoing, the Issuer acknowledges and agrees that the DTC Agent will perform purely ministerial functions to facilitate the settlement of Global RVMTP Shares as set forth herein for the convenience of the Issuer.
(iii) The DTC Agent shall not receive a fee for its services under this Agreement; provided, however, that the Issuer shall pay any reasonable out-of-pocket costs and expenses (if any) incurred by the DTC Agent in connection with its duties hereunder.
(iv) To the maximum extent permitted by applicable law, the DTC Agent shall have no liability in connection with the performance of its duties under this Agreement including any indirect, special, punitive or consequential damages arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof.
(f)
The DTC Agent represents and warrants with respect to itself, as of the date hereof and as of the Effective Date, to the Issuer as follows: the DTC Agent has confirmed that CUSIP has established a "fixed field" attached to the CUSIP number for the Series 2050-A RVMTP Shares containing the "144A" indicator.

ARTICLE III

CONDITIONS TO EFFECTIVE DATE
It shall be a condition to the Effective Date that each of the following conditions shall have been satisfied or waived as of such date, and upon such satisfaction or waiver, this Agreement shall be effective:
(a)	this Agreement shall have been duly executed and delivered by the parties hereto;
(b)	the RVMTP Shares shall have a long-term issue credit rating of at least AA- (or its equivalent) from at least one Rating Agency on the Effective Date;
(c)
receipt by the Purchaser of executed originals, or copies certified by a duly authorized officer of the Issuer to be in full force and effect and not otherwise amended, of all Related Documents (other than the global shares representing the RVMTP Shares), as in effect on the Effective Date, and an incumbency certificate with respect to the authorized signatories thereto;

(d)	receipt by the Purchaser of opinions of counsel for the Issuer, substantially to the effect of Exhibit A;
(e)
except as disclosed in the Offering Memorandum, there shall not be any pending or threatened material litigation of the nature described in Section 4.5 (unless such pending or threatened litigation has been determined by the Purchaser to be acceptable);

(f)	the fees and expenses payable no later than the Effective Date pursuant to clause (i) of Section 2.2 hereof shall have been paid;
(g)
the Purchaser, in its reasonable discretion, shall be satisfied that no change in law, rule or regulation (or their interpretation or administration), in each case, shall have occurred which will adversely affect the consummation of the transaction contemplated by this Agreement;

(h)
there shall have been delivered to the Purchaser any additional documentation and financial information, including satisfactory responses to its due diligence inquiries, as it reasonably deems relevant; and

(i)
there shall have been delivered to the Purchaser such information and copies of documents, approvals (if any) and records certified, where appropriate, of trust proceedings as the Purchaser may have reasonably requested relating to the Issuer's entering into and performing this Agreement and the other Related Documents to which it is a party, and the transactions contemplated hereby and thereby.

The Issuer and the Purchaser agree that consummation of the purchase and sale of the RVMTP Shares pursuant to this Agreement shall constitute acknowledgment that the foregoing conditions have been satisfied or waived.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE ISSUER
The representations and warranties set out in this Article IV are given hereunder by the Issuer to the Purchaser as of the Effective Date.
4.1	Existence
The Issuer is validly existing and in good standing as a Massachusetts business trust under the laws of the Commonwealth of Massachusetts, with full right and power to issue the RVMTP Shares and to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is a party.
4.2	Authorization; Contravention
The execution, delivery and performance by the Issuer of this Agreement and each Related Document to which it is a party are within the Issuer's powers, have been duly authorized by the Issuer, require no consent, approval, authorization, order or permit of, or qualification with, any governmental body, agency or official except such as have been taken or made and as may be required by the 1940 Act, the Securities Act, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the RVMTP Shares and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Issuer, except in the case of an agreement where such violation, contravention or default would not have a material adverse effect on the condition (financial or other), business prospects, properties, net assets or results of operations of the Issuer (an "Issuer Material Adverse Effect").
4.3	Binding Effect
Each of this Agreement and the Registration Rights Agreement constitutes a valid and binding agreement of the Issuer, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) rights to indemnity and contribution thereunder may be limited by federal and state securities laws.  The RVMTP Shares have been duly authorized and, when issued upon payment therefor by the Purchaser as contemplated by this Agreement, will be validly issued by the Issuer and are fully paid and nonassessable.
4.4	Financial Information
The most recent financial statements of the Issuer, and the auditors' report with respect thereto (if any), copies of which have heretofore been furnished to the Purchaser, fairly present in all material respects the financial condition of the Issuer, at such date and for such period, and were prepared in accordance with accounting principles generally accepted in the United States, consistently applied (except as required or permitted and disclosed).  Since the date of such financial statements, there has been no material adverse change in the condition (financial or otherwise) or operations of the Issuer, except as disclosed or contemplated in the Offering Memorandum, other than changes in the general economy or changes affecting the market for municipal securities or investment companies generally, except to the extent that any such change would not have a material adverse effect on the Issuer's ability to consummate the transactions contemplated herein or would have an Issuer Material Adverse Effect.  Any financial, budget and other projections furnished to the Purchaser were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of conditions existing at the time of delivery of such financial, budget or other projections, and represented, and as of the date of this representation, represent, the Issuer's good faith estimate of the Issuer's future financial performance.
4.5	Litigation
Except as disclosed in the Offering Memorandum or in a schedule delivered to the Purchaser prior to the Effective Date, no material action, suit, proceeding or investigation to which the Issuer is a party is pending or (to the knowledge of the Issuer) overtly threatened in writing against the Issuer in any court or before any governmental authority (i) that, if decided adversely, would reasonably be expected to materially adversely affect the validity of any Related Document, including this Agreement; or (ii) in which a final adverse decision would reasonably be expected to materially adversely affect the sources for payment of the Liquidation Preference of or dividends on the RVMTP Shares.
4.6	Consents
All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any governmental agency, bureau or agency required to be obtained or made in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Related Documents (including the RVMTP Shares) by or against the Issuer have been obtained or made and are in full force and effect except those that the failure to obtain or make or maintain in full force and effect would not reasonably be expected to have a material adverse effect on the ability of the Issuer to consummate the transactions contemplated hereby or on the ability of the Issuer to comply with any Related Document or on the enforceability of any Related Document against the Issuer.
4.7	Additional Representations and Warranties
The following additional representations and warranties are given by the Issuer to the Purchaser as of the Effective Date.
(a)	The Series 2050-A RVMTP Shares conform in all material respects to those set forth in the Statement attached to the Offering Memorandum.
(b)
As of the Date of Original Issue, the Series 2050-A RVMTP Shares will satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act, and no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Series 2050-A RVMTP Shares are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or quoted in a U.S. automated inter-dealer quotation system.

(c)
Assuming the accuracy of the representations and warranties of the Purchaser set forth herein, neither the Issuer, nor, to the Issuer's knowledge, any Person acting on its behalf, has, directly or indirectly, made offers or sales of any security (as defined in the Securities Act), or solicited offers to buy any security, under circumstances that would require the registration of the Series 2050-A RVMTP Shares under the Securities Act.

(d)
If the Issuer establishes a Bloomberg screen for the RVMTP Shares, the Issuer will request that Bloomberg, L.P. include the following (or similar) language on each Bloomberg screen containing information about the Series 2050-A RVMTP Shares:

(i)	the "Note Box" on the bottom of the "Security Display" page describing the Series 2050-A RVMTP Shares will state: "Iss'd Under 144A."
(ii)	the "Security Display" page will have flashing a red indicator "See Other Available Information."
(iii)
the indicator will link to the "Additional Security Information" page, which will state that the securities are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are qualified institutional buyers (as defined in Rule 144A under the Securities Act).

(e)
The Issuer's authorized equity capitalization is as set forth, or incorporated by reference, in the Offering Memorandum; the equity capital of the Issuer conforms in all material respects to the description thereof contained, or incorporated by reference, in the Offering Memorandum; all outstanding Common Shares have been duly authorized and validly issued and are fully paid and, except as set forth in the Offering Memorandum, nonassessable; and, except as set forth in the Offering Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Issuer are outstanding.

(f)
The statements in the Offering Memorandum under the headings "Anti-Takeover and Other Provisions of the Declaration of Trust", "Description of Capital Structure", and "Tax Matters" insofar as such statements summarize matters of United States federal law, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such matters, agreements, documents or proceedings.

(g)
Each of the filings with the Securities and Exchange Commission that it is required to make under the 1940 Act (each such filing, a "1940 Act Document") complies in all material respects with the requirements of the 1940 Act, and each 1940 Act Document did not at the time of filing with the Securities and Exchange Commission include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)
No consent, approval, authorization, filing with or order of any court or governmental agency or body is required by the Issuer in connection with the transactions contemplated in this Agreement, the Calculation and Paying Agent Agreement, the Statement and the Offering Memorandum (collectively, the "Issuer Agreements"), except such as have been made or obtained under Blue Sky laws of the various states and foreign jurisdictions, the Securities Act, the 1940 Act and the rules and regulations of the Financial Industry Regulatory Authority, Inc., and except where the failure to obtain such consent, approval, authorization, order, permit or qualification would not have an Issuer Material Adverse Effect.

(i)
None of the execution, delivery or performance of any of the Issuer Agreements, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, conflict with, result in a breach or violation of, or require or result in imposition of any material lien, charge or encumbrance upon any property or assets of the Issuer pursuant to, (i) the Declaration or the Statement, or (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer is a party or by which it is bound or to which its property is subject, or materially violates or will materially violate any material statute, law, rule, regulation, judgment, order or decree applicable to the Issuer of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its properties.

(j)
The Issuer is not in violation or default of any provision of its Declaration or the Statement, or in material violation of (i) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (ii) any material statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its properties, except in the case of clause (i) where such violation or default would not have an Issuer Material Adverse Effect.

(k)
Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) no transaction or event has occurred and no change has occurred in the condition (financial or otherwise) or operations of the Issuer that would materially and adversely affect its ability to perform its obligations under this Agreement and the other Related Documents to which it is a party or by which it is bound and (ii) there have been no transactions entered into by the Issuer which are material to the Issuer other than those in the ordinary course of its business or as described or contemplated in the Offering Memorandum (and any amendment or supplement thereto).

(l)
Pricewaterhouse Coopers LLP, an independent registered public accounting firm, previously audited the Issuer's financial statements dated December 31, 2019.  Pricewaterhouse Coopers LLP has delivered its reports with respect to the audited initial financial statements included or incorporated by reference in the Offering Memorandum.

(m)
The Issuer's trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the 1940 Act are in full force and effect; the Issuer is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Issuer under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Issuer has not been refused any insurance coverage sought or applied for; and the Issuer has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business, properties, net assets or results of operations of the Issuer (other than as a result of a change in the financial markets generally), whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum.

(n)
The Issuer possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Issuer has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Issuer (other than as a result of a change in the financial markets generally), whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum.

(o)
The Issuer maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization and with the investment objectives, policies and restrictions of the Issuer and the applicable requirements of the 1940 Act and the Code; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Issuer employs "internal controls over financial reporting" (as such term is defined in Rule 30a-3 under the 1940 Act) and such internal controls over financial reporting are effective as required the 1940 Act.  The Issuer is not aware of any material weakness in its internal controls over financial reporting.

(p)
The Issuer maintains "disclosure controls and procedures" (as such term is defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures provide reasonable assurance that the material information required to be disclosed by the registrant is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission's rules and forms.

(q)
Except as described in the Offering Memorandum, the Issuer has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in a violation of federal securities laws or in stabilization or manipulation of the price of any security of the Issuer to facilitate the resale of the Series 2050-A RVMTP Shares, and the Issuer is not aware of any such action taken or to be taken by any affiliates of the Issuer.

(r)
Each of the Custody and Investment Accounting Agreement among the Issuer, the Investment Manager, the other registered investment companies listed on Schedule A thereto, and State Street Bank and Trust Company, dated as of January 1, 2000, as amended from time to time, the Amended and Restated Investment Management Agreement between the Issuer and the Investment Manager, dated as of December 14, 2016, as amended and restated on March 21, 2018 (the "Investment Management Agreement"), and the Calculation and Paying Agent Agreement between the Issuer and the Calculation and Paying Agent, dated as of November 18, 2019, complies in all material respects with all applicable provisions of the 1940 Act, the Advisers Act, and the Issuer's trustees and the Issuer's shareholders have approved the Investment Management Agreement in accordance with Sections 15(a) and (c) of the 1940 Act.

(s)	Except as set forth or incorporated by reference in the Offering Memorandum, no trustee of the Issuer is an "interested person" (as defined in the 1940 Act) of the Issuer.
(t)
The Issuer has filed all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof (except in any case in which the failure so to file would not have an Issuer Material Adverse Effect (other than as a result of a change in the financial markets generally), whether or not arising from transactions in the ordinary course of business, except as set forth or incorporated by reference in or contemplated in the Offering Memorandum) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have an Issuer Material Adverse Effect (other than as a result of a change in the financial markets generally), whether or not arising from transactions in the ordinary course of business, except as set forth or incorporated by reference in or contemplated in the Offering Memorandum; and the Issuer has been and is currently in compliance with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(u)
There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement.

(v)
The Issuer has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Issuer, including policies and procedures that provide oversight of compliance by each investment adviser and transfer agent of the Issuer.

(w)
The offering of the Series 2050-A RVMTP Shares in the manner contemplated by the Offering Memorandum has been conducted in a manner by the Issuer and its agents so as not to violate any applicable federal securities laws, including the 1940 Act, the Advisers Act, or any applicable state laws.

4.8	Complete and Correct Information
All information, reports and other papers and data with respect to the Issuer furnished to the Purchaser by the Issuer (other than financial information and financial statements, which are covered solely by Section 4.4 of this Agreement) were, at the time the same were so furnished, complete and correct in all material respects.  No fact is known to the Issuer that materially and adversely affects or in the future may (so far as it can reasonably foresee) materially and adversely affect the RVMTP Shares, or the Issuer's ability to repay when due its obligations under this Agreement, any of the RVMTP Shares and the Related Documents that has not been set forth in the Offering Memorandum or in the financial information and other documents referred to in Section 4.4 or this Section 4.8 or in such information, reports, papers and data or otherwise made available or disclosed in writing to the Purchaser.  Taken as a whole, the documents furnished and statements made by the Issuer in connection with the negotiation, preparation or execution of this Agreement and the Related Documents do not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the forgoing, this representation and warranty does not apply to statements in or omissions from any such information, reports, other papers, data (other than financial information and financial statements), documents furnished or statements made by the Issuer in connection with the negotiation, preparation or execution of this Agreement and the Related Documents made in reliance upon or in conformity with information relating to the Purchaser furnished to the Issuer by or on behalf of the Purchaser for use therein.
4.9	Offering Memorandum
The Offering Memorandum, true copies of which have heretofore been delivered to the Purchaser, when considered together with this Agreement and the other information made available pursuant to the Due Diligence Request or disclosed in writing to the Purchaser prior to the Effective Date in connection with this Agreement, does not contain any untrue statement of a material fact and such Offering Memorandum does not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the forgoing, this representation and warranty does not apply to statements in or omissions from the Offering Memorandum, this Agreement and the other information made available pursuant to the Due Diligence Request or disclosed in writing to the Purchaser prior to the Effective Date in connection with this Agreement made in reliance upon or in conformity with information relating to the Purchaser furnished to the Issuer by or on behalf of the Purchaser for use therein.
4.10	1940 Act Registration
The Issuer is duly registered as a closed-end management investment company under the 1940 Act and such registration is in full force and effect.
4.11	Effective Leverage Ratio; 1940 Act Asset Coverage
As of the Effective Date, the Issuer is in compliance with the Effective Leverage Ratio and the 1940 Act Asset Coverage as required by Section 2.4 of the Statement.  For purposes of calculating the Effective Leverage Ratio, any Overconcentration Amount has been subtracted from the sum determined pursuant to sub-section (ii) of the definition of Effective Leverage Ratio, set out in Section 2.4(d) of the Statement.
In connection with calculating the Effective Leverage Ratio, the Issuer's total assets and accrued liabilities reflect the positive or negative net obligations of the Issuer under each Derivative Contract determined in accordance with the Issuer's valuation policies.
4.12	Investments
As of the Effective Date, the Issuer (1) has invested at least 60% of its Total Assets in securities that, at the time of investment, were rated Baa3 or higher by Moody's or BBB- or higher by either S&P or Fitch or, if unrated, determined by the Investment Manager to be of comparable quality; (2) has invested up to 40% of its Total Assets in securities that, at the time of investment, were rated below Baa3 by Moody's or below BBB- by either S&P or Fitch or, if unrated, determined by the Investment Manager to be of comparable quality; (3) has not entered into total return swaps with a notional amount in excess of 3% of the Issuer’s Total Assets outstanding; and (4) has not invested more than 5% of its Total Assets in securities of other closed-end investment companies that invest primarily in municipal bonds and other municipal securities of the types in which the Issuer may invest directly.
4.13	Due Diligence
The Issuer understands that nothing in this Agreement, the Offering Memorandum, or any other materials presented to the Issuer in connection with the purchase and sale of the RVMTP Shares pursuant to this Agreement constitutes legal, tax or investment advice from the Purchaser.  The Issuer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its sale of the RVMTP Shares pursuant to this Agreement.
4.14	Certain Fees
The Issuer acknowledges that, other than the fees and expenses payable pursuant to this Agreement, no brokerage or finder's fees or commissions are or will be payable by the Issuer or, to the Issuer's knowledge, by the Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.
4.15	Eligible Assets
As of the Effective Date, the Issuer owns only Eligible Assets, as described in Exhibit B to this Agreement.
4.16	Capital Structure
As of the Effective Date, after giving effect to the issuance of the RVMTP Shares pursuant to the Statement, the Issuer has a capital structure as set forth in the Offering Memorandum.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
The Purchaser represents and warrants with respect to itself, as of the date hereof and as of the Effective Date to the Issuer as follows:
5.1	Existence
The Purchaser is validly existing and in good standing as a corporation under the laws of the state of Delaware, and the Purchaser has full right and power to purchase the RVMTP Shares and to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is a party.
5.2	Authorization; Contravention
The execution, delivery and performance by the Purchaser of this Agreement and each Related Document to which it is a party are within the Purchaser's powers, have been duly authorized by the Purchaser, require no consent, approval, authorization, order or permit of, or qualification with, any governmental body, agency or official except such as have been taken or made and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Purchaser, except in the case of an agreement where such violation, contravention or default would not have a material adverse effect on the condition (financial or other), business prospects, properties, net assets or results of operations of the Purchaser.
5.3	Binding Effect
Each of this Agreement and the Registration Rights Agreement constitutes a valid and binding agreement of the Purchaser, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) rights to indemnity and contribution thereunder may be limited by federal and state securities laws.
5.4	Own Account
The Purchaser understands that the RVMTP Shares are "restricted securities" and have not been registered under the Securities Act or any applicable state securities laws and the Purchaser is acquiring the RVMTP Shares as principal for its own account and not with a view to or for the purpose of distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such RVMTP Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such RVMTP Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser's right to demand registration of the RVMTP Shares under the Securities Act pursuant to the Registration Rights Agreement).  The Purchaser acknowledges that it may only transfer the RVMTP Shares in compliance with the transfer limitations of this Agreement and in compliance with applicable federal and state securities laws.
5.5	Litigation
Except as disclosed in a schedule delivered to the Issuer prior to the Effective Date, no material action, suit, proceeding or investigation to which the Purchaser is a party is pending or (to the knowledge of the Purchaser) overtly threatened in writing against the Purchaser in any court or before any governmental authority that, if decided adversely, would reasonably be expected to materially adversely affect the validity of this Agreement.
5.6	Consents
All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any governmental agency, bureau or agency required to be obtained or made by the Purchaser in connection with the execution, delivery, performance, validity or enforceability of this Agreement by or against the Purchaser and the purchase of the RVMTP Shares pursuant to this Agreement have been obtained or made and are in full force and effect except those that the failure to obtain or make or maintain in full force and effect would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby or on the ability of the Purchaser to comply with any Related Document or on the enforceability of any Related Document against the Purchaser.
5.7	Purchaser Status
At the time the Purchaser was offered the RVMTP Shares, the Purchaser was, and as of the Effective Date it is:  (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act and (ii) a "qualified institutional buyer" as defined in Rule 144A(a)(1) under the Securities Act.
5.8	Experience of The Purchaser
The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the RVMTP Shares, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the RVMTP Shares and, at the present time, is able to afford a complete loss of such investment.
5.9	General Solicitation
The Purchaser is not purchasing the RVMTP Shares as a result of any advertisement, article, notice or other communication regarding the RVMTP Shares published in, nor was it offered the RVMTP Shares by, any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.
5.10	Certain Transactions
Other than consummating the transactions contemplated by this Agreement, the Purchaser has not directly or indirectly executed, nor has any Person acting on its behalf or pursuant to any understanding with such Purchaser to execute, any other purchases of securities of the Issuer which may be integrated with the transactions contemplated by this Agreement.
5.11	Certain Fees
The Purchaser acknowledges that, other than the fees and expenses payable pursuant to this Agreement, no brokerage or finder's fees or commissions are or will be payable by such Purchaser or, to the Purchaser's knowledge, by the Issuer to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.
5.12	Access to Information
The Purchaser acknowledges that it has had access to and has reviewed all information, documents and records that the Purchaser has deemed necessary in order to make an informed investment decision with respect to an investment in the RVMTP Shares.  The Purchaser has had the opportunity to ask representatives of the Issuer certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of the Issuer and has had any and all such questions and requests answered to the Purchaser's satisfaction; and the Purchaser understands the risk and other considerations relating to such investment.
5.13	Due Diligence
The Purchaser acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision relating to the RVMTP Shares.  The Purchaser understands that nothing in this Agreement, the Offering Memorandum, or any other materials presented to the Purchaser in connection with the purchase and sale of the RVMTP Shares pursuant to this Agreement constitutes legal, tax or investment advice from the Issuer, any PIMCO Person or any of their respective affiliates.  The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the RVMTP Shares.
ARTICLE VI

COVENANTS OF THE ISSUER
The Issuer agrees that, so long as there is any amount payable hereunder or the Purchaser owns any Outstanding RVMTP Shares:
6.1	Information
Without limitation of the other provisions of this Agreement, the Issuer will deliver, or direct the Calculation and Paying Agent to deliver, to the Purchaser:
(a)
notice of any change in, or suspension or termination of, the ratings on the RVMTP Shares by any Rating Agency (and any corresponding change in the Rating Agency Guidelines applicable to the RVMTP Shares associated with any such change in the rating from any Rating Agency) or any change of a Rating Agency rating the RVMTP Shares as promptly as practicable upon the Issuer having knowledge of the occurrence thereof;

(b)	notice of any redemption or other repurchase by the Issuer of any or all of the RVMTP Shares as provided in the Statement;
(c)
subject to Section 6.2, notice of any proposed amendments to any of the Related Documents at such time as the amendments are sent to other third parties (other than the Board of Trustees) whose approval is required for such amendment and in any event not less than ten (10) Business Days prior to the effectiveness of any proposed amendment and copies of all actual amendments thereto within ten (10) Business Days of being signed or, in each case, as provided in the relevant document;

(d)
notice of any missed, reduced or deferred dividend payment on the RVMTP Shares that remains uncured for more than three (3) Business Days as soon as reasonably practicable, but in no event later than one (1) Business Day after expiration of the foregoing grace period;

(e)
notice of the failure to make any deposit provided for under Section 2.6(e) of the Statement in respect of a properly noticed redemption as soon as reasonably practicable, but in no event later than two (2) Business Days after discovery of such failure to make any such deposit;

(f)
notice of non-compliance with the Rating Agency Guidelines (if applicable) for more than five (5) Business Days as soon as reasonably practicable upon the Issuer having actual knowledge of such non-compliance, but in no event later than two (2) Business Days after expiration of the foregoing grace period;

(g)
if the Issuer provides a Notice of Taxable Allocation to the Calculation and Paying and Paying Agent pursuant to Section 2.11(a) of the Statement, the Notice of Taxable Allocation prior to the Dividend Period with respect to which the Notice of Taxable Allocation relates;

(h)
notice of any replacement of any investment adviser or sub-adviser, if any, of the Issuer within two (2) Business Days after a resignation or a notice of removal has been sent by or to any investment adviser or sub-adviser;

(i)
notice no later than two (2) Business Days after the occurrence thereof of (i) the failure of the Issuer to pay the amount due on any "senior securities" (as defined under the 1940 Act) or other debt at the time outstanding (other than the RVMTP Shares), and any period of grace or cure with respect thereto shall have expired; (ii) the failure of the Issuer to pay, or the Issuer admitting in writing its inability to pay, its debts generally as they become due; or (iii) the failure of the Issuer to pay accumulated dividends on any Preferred Shares (other than the RVMTP Shares) ranking pari passu with the RVMTP Shares, and any period of grace or cure with respect thereto shall have expired;

(j)
notice of a material breach of any representation, warranty or covenant of the Issuer contained in this Agreement, the Registration Rights Agreement or the Statement, in each case, only if any officer of the Issuer has actual knowledge of such breach as soon as reasonably practicable, but in no event later than five (5) Business Days, after knowledge of any officer of the Issuer or the Investment Manager;

(k)
notice of any litigation, administrative proceeding or business development which may reasonably be expected to materially adversely affect the Issuer's business, properties or affairs or the ability of the Issuer to perform its obligations as set forth hereunder or under any of the Related Documents to which it is a party as soon as reasonably practicable, but in no event later than ten (10) days after knowledge of any officer of the Issuer thereof;

(l)
upon request of the Purchaser, copies of all certificates that the Issuer has delivered to any Rating Agency pursuant to the respective Rating Agency Guidelines (if applicable) regarding the 1940 Act Asset Coverage and all related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines (if applicable) as soon as reasonably practicable after such certificates have been sent;

(m)
within seven (7) Business Days after the last day of each month, a report of portfolio holdings of the Issuer as of the close of business of the last Business Day of such month, prepared on a basis substantially consistent with the periodic reports of portfolio holdings of the Issuer prepared for financial reporting purposes;

(n)
within seven (7) Business Days after the last day of each month, the information set forth in Exhibit D to this Agreement and a calculation of the Effective Leverage Ratio and the 1940 Act Asset Coverage of the Issuer as of the close of business of the last Business Day of such month; and upon the failure of the Issuer to maintain 1940 Act Asset Coverage as provided in Section 2.4(a) of the Statement or the Effective Leverage Ratio as required by Section 2.4(c) of the Statement, notice of such failure within two (2) Business Days of the occurrence thereof; and

(o)
from time to time such additional information regarding the financial position, results of operations or prospects of the Issuer as the Purchaser may reasonably request including, without limitation, copies of all offering memoranda or other offering material with respect to the sale of any securities of the Issuer as soon as reasonably practicable, but in no event later than twenty (20) calendar days after a request.

All information, reports and other papers, documentation and data with respect to the Issuer furnished to the Purchaser pursuant to this Section 6.1 shall be, at the time the same are so furnished, complete and correct in all material respects and, when considered with all other material delivered to the Purchaser under this Agreement or made available pursuant to the Due Diligence Request, will not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  For purposes of Sections 6.1(m) and (n), references to any day that is not a Business Day shall mean the next preceding Business Day.
6.2	No Amendment or Certain Other Actions Without Consent of the Purchaser
To the extent that the Purchaser is the Holder or Designated Owner of at least 51% of the RVMTP Shares then Outstanding, without the prior written consent of the Purchaser, the Issuer will not agree to, consent to or permit any amendment, supplement, modification or repeal of the Statement or any provision therein, nor waive any provision thereof.
6.3	Maintenance of Existence
The Issuer shall continue to maintain its existence as a business trust under the laws of the Commonwealth of Massachusetts, with full right and power to issue the RVMTP Shares and to execute, deliver and perform its obligations under this Agreement and each Related Document.
6.4	Tax Status of the Issuer
The Issuer will qualify as a "regulated investment company" within the meaning of Section 851 of the Code and the dividends made with respect to the RVMTP Shares will qualify as "exempt interest dividends" to the extent they are reported as such by the Issuer and permitted by Section 852(b)(5)(A) of the Code.
6.5	Payment Obligations
The Issuer shall promptly pay or cause to be paid all amounts payable by it hereunder and under the Related Documents, according to the terms hereof and thereof, shall take such actions as may be necessary to include all payments hereunder and thereunder which are subject to appropriation in its budget and make full appropriations related thereto, and shall duly perform each of its obligations under this Agreement and the Related Documents.  All payments of any sums due hereunder shall be made in the amounts required hereunder without any reduction or setoff, notwithstanding the assertion of any right of recoupment or setoff or of any counterclaim by the Issuer.
6.6	Compliance With Law
The Issuer shall comply with all laws, ordinances, orders, rules and regulations that may be applicable to it if the failure to comply would reasonably be expected to have a material adverse effect on the Issuer's ability to pay when due its obligations under this Agreement, any of the RVMTP Shares, or any of the other Related Documents.
6.7	Maintenance of Approvals: Filings, Etc.
The Issuer shall at all times maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as may be necessary under any applicable law or regulation for its execution, delivery and performance of this Agreement and the other Related Documents to which it is a party.
6.8	Inspection Rights
The Issuer shall, at any reasonable time and from time to time, upon reasonable notice, permit the Purchaser or any agents or representatives thereof, to examine the records and books of account related to the transactions contemplated by this Agreement, to visit its properties and to discuss its affairs, finances and accounts with any of its officers and independent accountants, to the extent permitted by law, provided, however, that (i) the Issuer shall not be required to permit more than one inspection per fiscal year and (ii) in accordance with the Issuer's internal practice with respect to providing certain confidential information to third parties, the Issuer may, to the extent commercially reasonable, redact, omit, or summarize certain confidential information in response to a request by the Purchaser or any agents or representatives thereof for such information.  The Issuer will not unreasonably withhold its authorization for its independent accountants to discuss its affairs, finances and accounts with the Purchaser.  All information, reports and other papers, documentation and data with respect to the Issuer furnished to the Purchaser pursuant to this Section 6.8 shall be, at the time the same are so furnished, complete and correct in all material respects.
6.9	Status of Information
All information, reports and other papers, documentation and data with respect to the Issuer furnished to the Purchaser pursuant to Section 6.1 shall be, at the time the same are so furnished, complete and correct in all material respects.
6.10	1940 Act Registration
The Issuer shall maintain its valid registration as a registered closed-end company under the 1940 Act in full force and effect.
6.11	Investments
Unless the Issuer receives the prior written consent of the Purchaser (such consent to be determined in the good faith discretion of the Purchaser), the Issuer (1)  will invest at least 60% of its Total Assets in securities that, at the time of investment, were rated Baa3 or higher by Moody's or BBB- or higher by either S&P or Fitch or, if unrated, determined by the Investment Manager to be of comparable quality; (2) may invest up to 40% of its Total Assets in securities that, at the time of investment, were rated below Baa3 by Moody's or below BBB- by either S&P or Fitch or, if unrated, determined by the Investment Manager to be of comparable quality.  Any breach of this Section 6.11 is subject to cure within 30 calendar days of discovery thereof or written notice by any Holder; (3) shall not enter into total return swaps, at the time of investment, with a notional amount in excess of 3% of the Issuer’s Total Assets outstanding; and (4) shall not invest more than 5% of its Total Assets in securities of other closed-end funds investment companies that invest primarily in municipal bonds and other municipal securities of the types in which the Issuer may invest directly.
6.12	Maintenance of Effective Leverage Ratio
For so long as the Issuer fails to provide the information required under Sections 6.1(m) and 6.1(n), the Purchaser may calculate, for purposes of Section 2.6(b)(ii)(A)(2) of the Statement, the Effective Leverage Ratio using the most recently received information required to be delivered pursuant to Sections 6.1(m) and 6.1(n) and the Market Values of securities determined by the third-party pricing service which provided the Market Values to the Issuer on the most recent date that information was properly provided by the Issuer pursuant to the requirements of Section 6.1(m) and 6.1(n).  The Effective Leverage Ratio as calculated by the Purchaser in such instances shall be binding on the Issuer.  If required, the Issuer shall restore the Effective Leverage Ratio as provided in the Statement.
For purposes of calculating the Effective Leverage Ratio, any Overconcentration Amount shall be subtracted from the sum determined pursuant to sub-section (ii) of the definition of Effective Leverage Ratio, set out in Section 2.4(d) of the Statement.  In connection with calculating the Effective Leverage Ratio, the Issuer's total assets and accrued liabilities shall reflect the positive or negative net obligations of the Issuer under each Derivative Contract determined in accordance with the Issuer's valuation policies.
6.13	Calculation and Paying Agent
The Issuer shall use its commercially reasonable best efforts to engage at all times a Calculation and Paying Agent to perform the duties to be performed by the Calculation and Paying Agent specified herein and in the Statement.
6.14	Cooperation in the Sale of the RVMTP Shares
The Issuer will use commercially reasonable best efforts to comply with reasonable due diligence requests from the Purchaser in connection with any proposed sale by the Purchaser of the RVMTP Shares in a transaction exempt from registration under the Securities Act and otherwise permitted by this Agreement, provided that (i) the Issuer need not comply with any such request more than twice in any period of twelve consecutive months, (ii) any prospective purchaser of the RVMTP Shares from the Purchaser shall execute a confidentiality agreement substantially to the effect of Section 7.13 hereof prior to receiving any due diligence materials provided pursuant to such due diligence request, and (iii) the Purchaser's due diligence requests pursuant to this Section 6.14 and the Issuer's responses thereto will each be similar in scope to the Due Diligence Request and the Issuer's responses thereto, respectively, subject to reasonable modifications to such requests and responses, including, without limitation, new requests and responses thereto, in light of the circumstances in which they are made and/or as a result of a change in the facts and circumstances serving as the basis of such reasonable due diligence requests.
All information, reports and other papers, documentation and data with respect to the Issuer furnished to the Purchaser pursuant to this Section 6.14 shall be, at the time the same are so furnished, complete and correct in all material respects.
6.15	Use of Proceeds
The net proceeds from the sale of the RVMTP Shares may be used for any purpose permitted under the Declaration, the By-Laws, and this Agreement.
6.16	Securities Depository
The Issuer agrees to arrange to maintain settlement of the RVMTP Shares in global book entry form through the Securities Depository or such other clearance system acceptable to the Purchaser.
6.17	Future Agreements
The Issuer shall promptly, at the request of the Purchaser, enter into an agreement, on terms mutually satisfactory to the Issuer and the Purchaser, of the type specified in Section 12(d)(1)(E)(iii) of the 1940 Act, so as to permit the Purchaser or any transferee satisfying the requirements set forth in Section 2.1 to rely on the provisions of Section 12(d)(1)(E)(iii) of the 1940 Act.
6.18	Eligible Assets
The Issuer shall only make investments in the Eligible Assets described in Exhibit B to this Agreement, as it may be amended from time to time with the prior written consent of the Purchaser, in accordance with the Issuer's investment objectives and the investment policies set forth in the Offering Memorandum, as such investment objectives and investment policies may be modified in accordance with the 1940 Act and applicable law.
ARTICLE VII

MISCELLANEOUS
7.1	Notices
All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, electronic mail or similar writing), except in the case of notices and other communications permitted to be given by telephone, and shall be given to such party at its address or telecopy number or email address set forth below or such other address or telecopy number or email address as such party may hereafter specify for the purpose by notice to the other parties.  Each such notice, request or other communication shall be effective when delivered at the address specified in this Section; provided that notices to the Purchaser under Section 6.1 shall not be effective until received in writing.  Except as otherwise specified, however, notices under Section 6.1 may be given by telephone to the Purchaser at the telephone numbers listed below (or such other telephone numbers as may be designated by the Purchaser, by written notice to the Issuer, to receive such notice) and, so long as such telephonic notices are promptly confirmed in writing, including by fax or electronic mail, such notices shall be deemed to be effective as of the time of telephonic notice.  The notice address for each party is specified below:
(a)	if to the Issuer:
PIMCO Flexible Municipal Income Fund
1633 Broadway
New York, NY 10019
Attention: Ryan Leshaw
Telephone: 949-720-6980
Email: Ryan.Leshaw@pimco.com
(b)	if to the Purchaser or to the DTC Agent, care of the Purchaser:
Banc of America Preferred Funding Corporation
One Bryant Park
1111 Avenue of the Americas, 9th Floor
New York, NY 10036
Attention: Thomas J. Visone
Mary Ann Olson
 Todd Blasiak
Michael Jentis
 Lisa Irizarry
Telephone: (212) 449-7358 (Visone, Blasiak, Irizarry)
 (212) 449-8300 (Jentis)
Email: thomas.visone@bofa.com
mary.ann.olson@bofa.com
 todd.blasiak@bofa.com
 lisa.m.irizarry@bofa.com
michael.jentis@bofa.com

7.2	No Waivers
(a)
The obligations of the Issuer hereunder shall not in any way be modified or limited by reference to any other document, instrument or agreement (including, without limitation, the RVMTP Shares or any other Related Document).  The rights of the Purchaser hereunder are separate from and in addition to any rights that any Holder or Designated Owner of any RVMTP Share may have under the terms of such RVMTP Share or any Related Document or otherwise.

(b)
No failure or delay by the Issuer or the Purchaser in exercising any right, power or privilege hereunder or under the RVMTP Shares shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No failure or delay by the Issuer or the Purchaser in exercising any right, power or privilege under or in respect of the RVMTP Shares or any other Related Document shall affect the rights, powers or privileges of the Issuer or the Purchaser hereunder or shall operate as a limitation or waiver thereof.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.3	Expenses and Indemnification
(a)
The Issuer shall upon demand reimburse the Purchaser (to the extent that payments for the following items are not made under the other provisions hereof) for all reasonable out-of-pocket expenses (including reasonable fees and costs of outside counsel, and reasonable consulting, accounting, appraisal, investment banking, and similar professional fees and charges) incurred by the Purchaser in connection with the enforcement of or preservation of rights under this Agreement, provided, however, that the Issuer shall not be responsible for the Purchaser's costs in connection with any subsequent offer and sale of the RVMTP Shares made by the Purchaser pursuant to Rule 144A under the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act. The Issuer shall not be responsible under this Section 7.3(a) for the fees and costs of more than one law firm in any one jurisdiction with respect to any one proceeding or set of related proceedings for the Purchaser, unless the Purchaser shall have reasonably concluded that there are legal defenses available to it that are different from or additional to those available to the Issuer.

(b)
The Issuer agrees to indemnify and hold harmless the Purchaser and each other Indemnified Person of the Purchaser from and against any losses, claims, damages, liabilities and reasonable out-of-pocket expenses incurred by them (including reasonable fees and disbursements of outside counsel) which are related to or arise out of (A) any material misstatements or any material statements omitted to be made in the Offering Memorandum (including any documents incorporated by reference therein) or (B) any claim by any third party relating to the offering or sale of the RVMTP Shares by the Issuer or the holding of the RVMTP Shares by the Purchaser (x) that the Purchaser aided and abetted a breach of a fiduciary duty by the Issuer or any director or officer of the Issuer or (y) arising from any act by the Issuer or any director or officer of the Issuer (excluding in any such case of either clauses (A) or (B), claims, losses, liabilities or expenses arising out of or resulting from the gross negligence or willful misconduct of any Indemnified Person as determined by a court of competent jurisdiction).

(c)
The indemnifying party also agrees that if any indemnification sought by an Indemnified Person pursuant to this Agreement is unavailable or insufficient, for any reason, to hold harmless the Indemnified Persons of such other party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), then the indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages and liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Issuer on the one hand and the Purchaser on the other hand from the actual or proposed transactions giving rise to or contemplated by this Agreement or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Issuer on the one hand and the Purchaser on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations; provided that in any event the aggregate contribution of the Purchaser and its Indemnified Persons to all losses, claims, damages, liabilities and expenses with respect to which contributions are available hereunder will not exceed the amount of dividends actually received by the Purchaser from the Issuer pursuant to the proposed transactions giving rise to this Agreement.  For purposes of determining the relative benefits to the Issuer on the one hand, and the Purchaser on the other, under the proposed transactions giving rise to or contemplated by this Agreement, such benefits shall be deemed to be in the same proportion as (i) the net proceeds received or proposed to be received by the Issuer pursuant to the transactions, whether or not consummated bears to (ii) the dividends and Optional Redemption Premium paid by the Issuer to the Purchaser in connection with the proposed transactions giving rise to or contemplated by this Agreement.  The relative fault of the parties shall be determined by reference to, among other things, whether the actions taken or omitted to be taken in connection with the proposed transactions contemplated by this Agreement (including any misstatement of a material fact or the omission to state a material fact) relates to information supplied by the Issuer on the one hand, or the Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, misstatement or alleged omission, and any other equitable considerations appropriate in the circumstances.  No Person found liable for a fraudulent misrepresentation shall be entitled to contribution from any Person who is not also found liable for such fraudulent misrepresentation.  The indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to any rights that any Indemnified Person may have at common law or otherwise.

(d)
If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Person proposes to demand indemnification, it shall notify the indemnifying party with reasonable promptness; provided, however, that any failure by such Indemnified Person to notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder (except to the extent that the indemnifying party is materially prejudiced by such failure to promptly notify).  The indemnifying party shall be entitled to assume the defense of any such action, suit, proceeding or investigation, including the employment of counsel reasonably satisfactory to the Indemnified Person.  The Indemnified Person shall have the right to counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Indemnified Person in accordance with the preceding sentence or (ii) the Indemnified Person shall have been advised by counsel that there exist actual or potential conflicting interests between the indemnifying party and such Indemnified Person, including situations in which one or more legal defenses may be available to such Indemnified Person that are different from or additional to those available to the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations be liable for fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons of such other party; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party.

Each party further agrees that it will not, without the prior written consent of the other party (the consent of a party shall not be required to the extent such party is neither requesting indemnification nor being requested to provide indemnification), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each other Indemnified Person from all liability and obligations arising therefrom.  The Issuer further agrees that no Indemnified Person shall have any liability to the Issuer arising out of or in connection with the proposed transactions giving rise to or contemplated by this Agreement except for such liability for losses, claims, damages, liabilities or expenses to the extent they have resulted from an Indemnified Person's gross negligence or willful misconduct.  No Indemnified Person shall be responsible or liable to the indemnifying party or any other person for consequential, special or punitive damages which may be alleged as a result of this Agreement.
(e)	Nothing in this Section 7.3 is intended to limit any party's obligations contained in other parts of this Agreement or the RVMTP Shares.
7.4	Amendments and Waivers
Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Issuer and the Purchaser; provided, that the Issuer shall not make or agree to any amendment or waiver to the Declaration or the Statement that materially and adversely affects any preference, right or power of the RVMTP Shares or the Holders or Designated Owners thereof except as permitted under the Declaration or the Statement.
7.5	Successors and Assigns
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither the Issuer nor the Purchaser may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party (other than by operation of law), except that (1) any transferee satisfying the requirements set forth in Section 2.1 and which has executed and delivered to the Issuer the transferee certificate attached as Exhibit C shall, prior to registration of any RVMTP Shares under the Securities Act, have the rights set forth in Section 6.17 and Section 7.14 and shall, so long as such transferee has provided a means for the Issuer to transmit such information electronically to it, be entitled to receive the information delivered pursuant to Sections 6.1(m) and 6.1(n) and such transferees shall be deemed a party to this Agreement for purposes of Sections 6.1(m), 6.1(n) and the confidentiality provisions herein as specified in the transferee certificate and (2) the Purchaser may assign its rights or obligations to any affiliates of the Purchaser or any tender option bond trust (or similar vehicle used for providing financing for municipal obligations and municipal closed-end fund preferred shares) in which the Purchaser retains the entire residual interest.  Any assignment without such prior written consent shall be void.
7.6	Term of this Agreement
This Agreement shall terminate on the earlier of (a) the registration of any Outstanding RVMTP Shares under the Securities Act and (b) the payment in full of all amounts then due and owing to the Purchaser hereunder and under the RVMTP Shares; and notwithstanding any termination of this Agreement, Section 2.6(e), Section 7.3, Section 7.7, Section 7.8, Section 7.10, Section 7.11, the second sentence of Section 7.12, and Section 7.13 (for a period of two (2) years after the termination of this Agreement in the case of Section 7.13) shall remain in full force and effect, except that the Purchaser may assign its rights or obligations to any affiliates of the Purchaser or any tender option bond trust (or similar vehicle used for providing financing for municipal obligations and municipal closed-end fund preferred shares) in which the Purchaser retains the entire residual interest.  For the avoidance of doubt, if the Purchaser sells all of its RVMTP Shares and, in the case of a sale to a tender option bond trust (or similar vehicle used for providing financing for municipal obligations and municipal closed-end fund preferred shares), neither the Purchaser nor any affiliate of the Purchaser retains any residual interest in any RVMTP Shares sold to such tender option bond trust (or similar vehicle used for providing financing for municipal obligations and municipal closed-end fund preferred shares)  other than in connection with the Purchaser's repurchase of the RVMTP Shares from the tender option bond trust (or similar vehicle used for providing financing for municipal obligations and municipal closed-end fund preferred shares), no further amounts will be due and owing to the Purchaser with respect to such RVMTP Shares for purposes of clause (b) of this Section 7.6.
7.7	Governing Law
This Agreement shall be construed in accordance with and governed by the domestic law of the State of New York.
THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.
7.8	Waiver of Jury Trial
The Issuer, the Purchaser, and the DTC Agent hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against any other on any matters whatsoever arising out of or in any way connected with this Agreement.
7.9	Counterparts
This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Any counterpart or other signature delivered by facsimile or by electronic mail shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.
7.10	Beneficiaries
This Agreement is not intended and shall not be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder.
7.11	Entire Agreement
This Agreement shall constitute the entire agreement and understanding between the parties hereto with respect to the matters set forth herein and shall supersede any and all prior agreements and understandings relating to the subject matter hereof.
7.12	Relationship to the Statement
The Issuer, the Purchaser, and the DTC Agent agree that the representations, warranties, covenants and agreements contained in this Agreement are in addition to the terms and provisions set forth in the Statement.
7.13	Confidentiality
Any information delivered by a party to this Agreement to any other party pursuant to this Agreement, including, without limitation, pursuant to Section 6.1 in the case of the Issuer (collectively, the "Information"), shall not be disclosed by such other party (or its affiliates or their respective employees, representatives or agents) to any person or entity (except as required by law or to such of its affiliates, employees, officers, directors, agents, or legal counsel who have a need to know such Information and are directed to keep such Information confidential) without the prior written consent of the party delivering the Information.  The parties agree that the Information (including, but not limited to, the Information provided pursuant to Section 6.1(m) and Section 6.1(n)) shall be used solely for the purposes set forth in this Agreement and the other Related Documents, including the purposes set forth in the next paragraph of this Section 7.13, and for no other purpose, including the purchase or sale by the Purchaser (or its affiliates) of the Issuer's Common Shares or any other security.  Without limiting the foregoing, the parties hereto expressly agree to maintain the Information in confidence for purposes of Regulation FD promulgated under the Securities Exchange Act of 1934, as amended.  Notwithstanding anything to the contrary in this Agreement, Portfolio Information of the Issuer (1) is the confidential property of the Issuer, (2) may not be used for any purpose except in connection with the provision of services to the Issuer or for an agreed-upon legitimate business purpose (which shall be deemed to include, for example, credit monitoring and risk management monitoring activities with respect to the RVMTP Shares), and (3) may not be traded upon by any Person in receipt of such Information.  Upon the written request from the Issuer or the Investment Manager, the Purchaser shall, and shall direct its affiliates or employees, representatives or agents to, promptly return or destroy any Portfolio Information as requested by the Issuer or the Investment Manager, as applicable, except as otherwise required by applicable law, rule, or regulation or the Purchaser's record retention policies and procedures.
The obligations of confidentiality and use set out in the preceding paragraph do not extend to Information that is or becomes available to the public or is or becomes available to the party receiving the Information on a non-confidential basis or is disclosed to Holders or Designated Owners or potential Holders or Designated Owners, in each case in their capacity as such, in the offering documents of the Issuer, in notices to Holders or Designated Owners pursuant to one or more of the Related Documents, was or is independently developed by the party receiving the Information without use or reference to the Information provided by the disclosing party, or pursuant to the Issuer's or the Purchaser's informational obligations under Rule 144A(d)(4) or other reporting obligation of the Securities and Exchange Commission; or is required or requested to be disclosed (i) by a regulatory agency (including self-regulatory agencies) or in connection with an examination of either party or its representatives by regulatory authorities (including self-regulatory authorities), (ii) pursuant to judicial order, subpoena or other legal, regulatory, or self-regulatory process, (iii) by an authorized government agency, (iv) to its independent attorneys or auditors, (v) as requested or required by any NRSRO, (vi) as otherwise required by, or requested to be disclosed pursuant to, law, rule, or regulation, (vii) in connection with the exercise of any remedies hereunder or in any suit, action or proceeding relating to this Agreement and the enforcement of rights hereunder, (viii) by or to a prospective purchaser of the RVMTP Shares that is (a) a transferee that would be permitted pursuant to Section 2.1(b) of this Agreement and (b) aware of the confidentiality provisions of this Section 7.13 and is subject to an agreement with the transferor containing provisions substantially similar thereto and that states that the Issuer is an express third party beneficiary thereof, and (ix) subject to an agreement containing provisions substantially similar to those of this Section 7.13 and with the prior written consent of the other party to this Agreement, which consent shall not be unreasonably withheld, to any actual or prospective counterparty in any swap or derivative transactions; provided that, notwithstanding the foregoing, each Purchaser (and its affiliates or their respective employees, representatives or agents) may only disclose Portfolio Information to its employees and agents who are subject to a duty, and/or have been directed, to keep and treat such information as confidential.  In the event that Information is disclosed pursuant to any of clauses (i), (ii), (iii), (v), (vi), and (vii) above, the party disclosing such Information shall (A) furnish only that portion of the Information which the party disclosing the Information is advised by outside legal counsel is legally required or advisable, (B) inform the recipient of the Information that the Information is confidential, (C) make commercially reasonable efforts to encourage the recipient of the Information to maintain the confidential and proprietary nature of the Information, and (D) conspicuously and clearly mark all of the Information as confidential before disclosing the Information.  For the avoidance of doubt, Information disclosed to the Purchaser as a Holder or Designated Owner on a confidential basis in the offering documents relating to the RVMTP Shares or pursuant to the Related Documents is subject to the obligations of confidentiality set out in the preceding paragraph except to the extent otherwise provided above in this paragraph.  For the avoidance of doubt, references in this Section 7.13 to "regulatory agency," "regulatory authorities," "government agency" and "law or regulation" shall be deemed to include the Internal Revenue Service and state taxation authorities.
Notwithstanding anything herein to the contrary, permitted recipients of Information and/or Portfolio Information (and each employee, representative or other agent of such recipients) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transaction contemplated by this Agreement.  For this purpose, "tax structure" is limited to any facts relevant to the U.S. federal income tax treatment of the transaction and does not include information relating to the specific identity of the parties.
Pursuant to Section 7.6 above, the confidentiality obligations set forth in this Section 7.13 shall survive for a period of two (2) years following the termination of this Agreement.
7.14	Severability
In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby so long as the intent of the parties to this Agreement shall be preserved.
7.15	Consent Rights of the Majority Participants to Certain Actions.
For so long as none of the RVMTP Shares have been registered under the Securities Act, without the affirmative vote or consent of the Majority Participants, neither the Issuer nor the Board of Trustees will take or authorize the taking of any of the actions set forth under clauses (a) through (e) of this Section 7.15:
(a)
The termination by the Issuer of any Rating Agency or the selection of any Other Rating Agency, either in replacement for a Rating Agency or as an additional Rating Agency with respect to the RVMTP Shares.

(b)
The Issuer issuing or permitting to exist any "senior security" (as defined in the 1940 Act as of the date hereof or, in the event such definition shall be amended, with such changes to the definition thereof as consented to by the Majority Participants) other than the RVMTP Shares issued and sold pursuant to this Agreement or indebtedness for borrowed money of the Issuer, except (i) borrowings for temporary purposes in an amount not to exceed 5% of the assets of the Issuer, which borrowings are repaid within sixty (60) days of the incurrence thereof, (ii) the issuance of senior securities or the incurrence of indebtedness for borrowed money, the proceeds of which will be used for the exchange, retirement, redemption or repurchase of the RVMTP Shares, and costs incurred in connection therewith, (iii) the Issuer’s previously issued and outstanding Series 2022 VMTP Shares, (iv) the Issuer’s previously issued and outstanding Series 2049-A RVMTP Shares, (v) the issuance of additional series of Remarketable Variable Rate MuniFund Term Preferred Shares (including, but not limited to, any additional Series of RVMTP Shares) or other Preferred Shares and (vi) as may be otherwise approved or consented to by the Majority Participants, provided that if any such "senior security" is created or incurred by the Issuer it shall not require the approval of the Majority Participants if the Issuer exchanges, redeems, retires or terminates such "senior security" or otherwise cures such non-compliance within ten (10) Business Days of receiving notice of the existence thereof.

(c)
The Issuer (i) creating or incurring or permitting to be incurred or to exist any lien on any other funds, accounts or other property held under the Declaration or the Statement, except as permitted by the Declaration or the Statement or (ii) except for any lien for the benefit of the Custodian of the Issuer on the assets of the Issuer held by such Custodian, or any lien arising by operation of law, pledging any portfolio security to secure any senior securities or other liabilities to be incurred by the Issuer (including under any tender option bond trust (or similar vehicle used for providing financing for municipal obligations and municipal closed-end fund preferred shares) of which the residual floating rate trust certificates will be owned by the Issuer) unless the securities pledged pursuant to all such pledge or other security arrangements are valued for purposes of such security arrangements in an aggregate amount not less than 70% of their aggregate Market Value for purposes of determining the value of the collateral required to be posted or otherwise provided under all such security arrangements; provided, that the required collateral value under such security arrangements shall not exceed the Market Value of the exposure of each secured party to the credit of the Issuer; and provided further, that it shall not require the approval of the Majority Participants if any pledge or security interest in violation of the preceding sentence is created or incurred by the Issuer and the Issuer cures such violation within ten (10) Business Days of receiving notice of the existence thereof.

(d)
Approval of any amendment, alteration or repeal of any provision of the Declaration or the Statement, whether by merger, consolidation or otherwise, that would affect any preference, right or power of the RVMTP Shares or the Holders thereof provided, however, that (i) a change in the capitalization of the Issuer in accordance with Section 2.9 of the Statement shall not be considered to affect the rights and preferences of the RVMTP Shares, and (ii) a division of an RVMTP Share shall be deemed to affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the RVMTP Shares.  For purposes of the foregoing, no matter shall be deemed to affect any preference, right or power of an RVMTP Share of any Series or the Holder thereof unless such matter (A) alters or abolishes any preferential right of such RVMTP Share, or (B) creates, alters or abolishes any right in respect of redemption of such RVMTP Share (other than solely as a result of a division of an RVMTP Share).

(e)
Approval of any action to be taken pursuant to Sections 2.6(h) and 2.16 of the Statement other than the issuance of additional series of Remarketable Variable Rate MuniFund Term Preferred Shares, including, but not limited to, any additional Series of RVMTP Shares, or other Preferred Shares.

In addition, if the Board of Trustees shall designate a replacement to the S&P Municipal Bond 7 Day High Grade Rate Index pursuant to the definition of SIFMA Municipal Swap Index contained in the Statement, the Issuer shall notify the Holders of the RVMTP Shares within five (5) Business Days of such designation, and if within thirty (30) days of such notice the Majority Participants shall have objected in writing to the designated replacement, the Board of Trustees shall designate a replacement to such index as agreed to between the Issuer and the Majority Participants.  In such event, the replacement index initially approved by the Board of Trustees shall be the index in effect for purposes of the Statement until a new index has been approved by the Issuer and the Majority Participants.
7.16	No Individual Liability
This Agreement is executed by or on behalf of the Board of Trustees of the Issuer solely in their capacity as such trustees and shall not constitute their personal obligation either jointly or severally in their individual capacities.  In accordance with the Declaration, no trustee, shareholder, officer, employee or agent of the Issuer shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise under this Agreement, and the Issuer shall be solely liable therefor and all parties hereto shall look solely to the Issuer's property for the payment of any claim, or the performance of any obligation, hereunder.
[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
PIMCO FLEXIBLE MUNICIPAL INCOME FUND
By: __/s/ Eric D. Johnson______________________
 Name: Eric D. Johnson
 Title: President

BANC OF AMERICA PREFERRED FUNDING CORPORATION
By:	___/s/ Michael Jentis___________________ Name: Michael Jentis Title: Authorized Signatory

BOFA SECURITIES, INC.
(solely with respect to Section 2.5 and Article VII of this Agreement)
By:	____/s/ Michael Jentis___________________ Name: Michael Jentis Title: Authorized Signatory

SCHEDULE 1
Description of RVMTP Shares:
250 PIMCO Flexible Municipal Income Fund Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2050-A with a Liquidation Preference of $100,000 per share, issued in exchange for the Purchase Price.

SCHEDULE 2
RVMTP SHARES TO BE CREDITED PURSUANT TO PARTICIPANT INSTRUCTIONS
Legal Name of Purchaser	Address of Purchaser	Purchaser’s Taxpayer Identification Number	DTC Participant Number	FFC Account Number Account Number at Bank/Broker	Principal Amount of Securities to be Credited	CUSIP Number of Securities to be Credited
Banc of America Preferred Funding Corporation	One Bryant Park 1111 Avenue of the Americas, 9th Floor New York, NY 10036	75-2939570	901	790946	$25,000,000	72203E707

ANNEX A
ISSUER WIRE TRANSFER INSTRUCTIONS
(dated April 20, 2020)
Amount of Proceeds	Fund Federal Reserve Wire Information
$25,000,000	Bank Name: State Street Bank and Trust Company, Boston ABA No.: 0110-0002-8 Beneficiary Acct.: PX4A DDA: 1145-924-5

EXHIBIT A

FORMS OF OPINIONS OF COUNSEL FOR THE ISSUER

EXHIBIT A-1

FORM OF CORPORATE AND 1940 ACT OPINION
[ON FILE]

EXHIBIT A-2

FORM OF TAX OPINION
[ON FILE]

EXHIBIT B
ELIGIBLE ASSETS
On the Effective Date and at all times thereafter:
1.	"Eligible Assets" are hereby defined to consist only of the following as of the time of investment:
A.	Debt obligations
i. "Municipal securities," defined as obligations of a State, the District of Columbia, a U.S. territory or a political subdivision thereof, and including general obligations, limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of section 142(b)(1) of the Internal Revenue Code of 1986 issued by or on behalf of any State, the District of Columbia, any U.S. territory or any political subdivision thereof, including any municipal corporate instrumentality of 1 or more States, or any public agency or authority of any State, the District of Columbia, any U.S. territory or any political subdivision of thereof, including obligations of any of the foregoing types related to financing a 501(c)(3) organization.  The purchase of any municipal security will be based upon the Investment Manager's assessment of an asset's relative value in terms of current yield, price, credit quality, and future prospects; and the Investment Manager will monitor the Issuer's creditworthiness of its portfolio investments and analyze economic, political and demographic trends affecting the markets for such assets.  Eligible Assets shall include any municipal securities that at the time of purchase are paying scheduled principal and interest or if at the time of purchase are in payment default, then in the sole judgment of the Investment Manager are expected to produce payments of principal and interest whose present value exceeds the purchase price.
ii. Debt obligations of the United States.
iii. Debt obligations issued, insured, or guaranteed by a department or an agency of the U.S. Government, if the obligation, insurance, or guarantee commits the full faith and credit of the United States for the repayment of the obligation.
iv. Debt obligations of the Washington Metropolitan Area Transit Authority guaranteed by the Secretary of Transportation under Section 9 of the National Capital Transportation Act of 1969.
v. Debt obligations of the Federal Home Loan Banks.
vi. Debt obligations, participations or other instruments of or issued by the Federal National Mortgage Association or the Government National Mortgage Association.
vii. Debt obligations which are or ever have been sold by the Federal Home Loan Mortgage Corporation pursuant to sections 305 or 306 of the Federal Home Loan Mortgage Corporation Act.
viii. Debt obligations of any agency named in 12 U.S.C. § 24(Seventh) as eligible to issue obligations that a national bank may underwrite, deal in, purchase and sell for the bank's own account, including qualified Canadian government obligations.
ix. Debt obligations of issuers other than those specified in (i) through (viii) above that are "investment grade" and that are "marketable."  For these purposes, an obligation is
(aa) "marketable" if:
• it is registered under the Securities Act;
• it is offered and sold pursuant to Securities and Exchange Commission Rule 144A; 17 CFR 230.144A; or
• it can be sold with reasonable promptness at a price that corresponds reasonably to its fair value; and
(bb) "investment grade" if:
• the obligor had adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure, which capacity is presumed if the risk of default by the obligor is low and the full and timely repayment of the principal and interest is expected.
x. Other assets that are not described in (i) through (viii) above, if the Investment Manager provides written notice to the Purchaser indicating the Issuer's intent to invest in such asset and describing such asset in reasonable detail at least five Business Days prior to such investment and the Purchaser affirmatively approves such investment.  The Purchaser will use commercially reasonable efforts to respond to the Investment Manager's request within such five Business Day period.
xi. Certificates or other securities evidencing ownership interests in a municipal bond trust structure (generally referred to as a tender option bond structure) that invests in (a) debt obligations of the types described in (i) above or (b) depository receipts reflecting ownership interests in accounts holding debt obligations of the types described in (i) above.
xii. Bank capital securities of both non-U.S. (foreign) and U.S. issuers, other obligations including without limitation certificates of deposit, bankers' acceptances and fixed time deposits.
The bonds, notes and other debt securities referenced in (A) above shall be defined as Eligible Assets.  An asset shall not lose its status as an Eligible Asset solely by virtue of the fact that:
•	it provides for repayment of principal and interest in any form including fixed and floating rate, zero interest, capital appreciation, discount, leases, and payment in kind; or
•	it is for long-term or short-term financing purposes.
B.	Derivatives
i.	Interest rate derivatives;
ii.	Swaps, futures, forwards, structured notes, options and swaptions related to Eligible Assets or on an index related to Eligible Assets; or
iii.	Credit default swaps.
C.	Other Assets
i.
Shares of other investment companies (open- or closed-end funds and ETFs) the assets of which consist entirely of Eligible Assets based on the Investment Manager's assessment of the assets of each such investment company taking into account the investment company's most recent publicly available schedule of investments and publicly disclosed investment policies;

ii.	Cash;
iii.	Repurchase agreements on assets described in A above; or
iv.
Taxable fixed-income securities, for the purpose of acquiring control of an issuer whose municipal bonds (a) the Issuer already owns and (b) have deteriorated or are expected shortly to deteriorate that such investment should enable the Issuer to better maximize its existing investment in such Issuer, provided that the Issuer may invest no more than 0.5% of its total assets in such securities.

D.
Assets not otherwise covered in A, B or C above that the Investment Manager may determine are in the best interest of shareholders of the Issuer to acquire in pursuing a workout arrangement with issuers (of the types described in A above) of defaulted obligations, including, but not limited to, loans to the defaulted issuer or another party pursuant to the workout arrangement, or a debt, equity or other interest in the defaulted issuer or other party to the workout arrangement, provided that the Issuer may not invest more than 2% of its total assets in any such assets.  The Issuer agrees that it will only acquire equity securities pursuant to this Section 1.D. that it reasonably expects at the time of acquisition to hold for a period not to exceed five (5) years from the date of acquisition.

E.	Other assets, upon written agreement of all Holders of the RVMTP Shares ("Holders") that such assets are eligible for purchase by the Holders.
2.
The Investment Manager has instituted policies and procedures that it believes are sufficient to ensure that the Issuer and it comply with the representations, warranties and covenants contained in this Exhibit B to the Agreement.

3.
The Issuer will, upon request, provide the Holder(s) and their internal and external auditors and inspectors as the Holder(s) may from time to time designate, with all reasonable assistance and access to information and records of the Issuer relevant to the Issuer's compliance with and performance of the representations, warranties and covenants contained in this Exhibit B to the Agreement, but only for the purposes of internal and external audit.

EXHIBIT C

TRANSFEREE CERTIFICATE
PIMCO Flexible Municipal Income Fund
1633 Broadway
New York, NY 10019
Attention: Josh Ratner
Ladies and Gentlemen:
Reference is hereby made to the RVMTP Purchase Agreement (the "Purchase Agreement"), dated as of April 20, 2020, between PIMCO Flexible Municipal Income Fund, a closed-end fund organized as a Massachusetts business trust (the "Fund") and Banc of America Preferred Funding Corporation, a Delaware corporation, including its successors by merger or operation (the "Transferor").  Capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement.
In connection with the proposed sale by the Transferor of _______________ RVMTP Shares (the "Transferred Shares") to the undersigned transferee (the "Transferee"), the undersigned agrees and acknowledges, on its own behalf, and makes the representations and warranties, on its own behalf, as set forth in this certificate (this "Transferee Certificate") to the Fund and the Transferor:
1. The Transferee certifies to one of the following (check a box):
❑  it is a "qualified institutional buyer" (a "QIB") (as defined in Rule 144A under the Securities Act or any successor provision) ("Rule 144A") that is a registered closed-end management investment company the shares of which are traded on a national securities exchange (a "Closed-End Fund"), a bank or an entity that is a 100% direct or indirect subsidiary of a bank's publicly traded holding company (a "Bank"), insurance company or registered open-end management investment company, in each case, to which any offer and sale is being made pursuant to Rule 144A or another available exemption from registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act;
❑  it is a tender option bond trust (or similar vehicle used for providing financing for municipal obligations and municipal closed-end fund preferred shares) in which all investors are QIBs that are Closed-End Funds, Banks, insurance companies, or registered open-end management investment companies; or
❑  it is a person which the Fund has consented in writing to permit to be the holder of the Transferred Shares.
2. The Transferee certifies that it (check a box):
❑  is not a PIMCO Person that after such sale and transfer, would own more than 20% of the Outstanding RVMTP Shares; or
❑  has received the prior written consent of the Fund.
3. The Transferee understands and acknowledges that the Transferred Shares are "restricted securities" and have not been registered under the Securities Act or any other applicable securities law, are being offered for sale pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering with the meaning of Section 4(a)(2) of the Securities Act, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in this Transferee Certificate.
4. The Transferee is purchasing the Transferred Shares for its own account for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property be at all times within its or their control and subject to its or their ability to resell such securities pursuant to Rule 144A or any exemption from registration available under the Securities Act.
5. The Transferee agrees on its own behalf and on behalf of each subsequent holder or owner of the Transferred Shares by its acceptance thereof will agree to offer, sell or otherwise transfer the Transferred Shares only to Persons that are (A)(i) QIBs that are Closed-End Funds, Banks, insurance companies or registered open-end management investment companies, (ii) tender option bond trusts (or similar vehicles used for providing financing for municipal obligations and municipal closed-end fund preferred shares) in which all investors are QIBS that are Closed-End Funds, Banks, insurance companies, or registered open-end management investment companies, in each case, pursuant to Rule 144A or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act, or (iii) other investors which the Fund has consented in writing to permit to be a holder of the Transferred Shares and (B) unless the prior written consent of the Fund has been obtained, not PIMCO Persons, if such PIMCO Persons would, after such sale and transfer, own more than 20% of the Outstanding RVMTP Shares.
6. The Transferee acknowledges that the RVMTP Shares were issued in book-entry form and are represented by one global certificate and that the global certificate representing the RVMTP Shares (unless sold to the public in an underwritten offering of the RVMTP Shares pursuant to a registration statement filed under the Securities Act) contains a legend substantially to the following effect:
THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY TO (1)(A) A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" THAT IS A REGISTERED CLOSED-END MANAGEMENT INVESTMENT COMPANY, THE SHARES OF WHICH ARE TRADED ON A NATIONAL SECURITIES EXCHANGE, BANKS, INSURANCE COMPANIES OR REGISTERED OPEN-END MANAGEMENT INVESTMENT COMPANIES, IN EACH CASE, IN AN OFFER AND SALE MADE PURSUANT TO RULE 144A OR ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IN A MANNER NOT INVOLVING ANY PUBLIC OFFERING WITHIN THE MEANING OF SECTION 4(a)(2) OF THE SECURITIES ACT;  (B) A TENDER OPTION BOND TRUST (OR SIMILAR VEHICLE USED FOR PROVIDING FINANCING FOR MUNICIPAL OBLIGATIONS AND MUNICIPAL CLOSED-END FUND PREFERRED SHARES) IN WHICH ALL INVESTORS ARE PERSONS THE HOLDER REASONABLY BELIEVES ARE QUALIFIED INSTITUTIONAL BUYERS THAT ARE REGISTERED CLOSED-END MANAGEMENT INVESTMENT COMPANIES, THE SHARES OF WHICH ARE TRADED ON A NATIONAL SECURITIES EXCHANGE, BANKS, INSURANCE COMPANIES, OR REGISTERED OPEN-END MANAGEMENT INVESTMENT COMPANIES; OR (C) A PERSON THAT THE ISSUER OF THE SECURITY HAS APPROVED IN WRITING TO BE THE HOLDER OF THE SECURITY AND (2) UNLESS THE PRIOR WRITTEN CONSENT OF THE ISSUER OF THE SECURITY IS OBTAINED, NOT A PIMCO PERSON (AS DEFINED IN THE PURCHASE AGREEMENT, DATED APRIL 20, 2020, BETWEEN THE ISSUER OF THE SECURITY AND BANC OF AMERICA PREFERRED FUNDING CORPORATION), IF SUCH PIMCO PERSON WOULD, AFTER SUCH SALE AND TRANSFER, OWN MORE THAN 20% OF THE OUTSTANDING RVMTP SHARES.
7. The Transferee has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Transferred Shares, and has so evaluated the merits and risks of such investment.  The Transferee is able to bear the economic risk of an investment in the Transferred Shares and, at the present time, is able to afford a complete loss of such investment.
8. The Transferee acknowledges that it has received a copy of the Purchase Agreement and Appendices thereto and agrees to abide by any obligations therein binding on a transferee of the RVMTP Shares and the confidentiality obligations therein with respect to information relating to the Fund as if it were the Transferor.
9. The Transferee acknowledges that it has received a copy of the Registration Rights Agreement and agrees to abide by any obligations therein binding on a transferee of the RVMTP Shares.
10. The Transferee acknowledges that it has been given the opportunity to obtain from the Fund the information referred to in Rule 144A(d)(4) under the Securities Act, and has either declined such opportunity or has received such information and has had access to and has reviewed all information, documents and records that it has deemed necessary in order to make an informed investment decision with respect to an investment in the Transferred Shares and that the Transferee understands the risk and other considerations relating to such investment.
11. The Transferee acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision relating to the Transferred Shares.  The Transferee understands that any materials presented to the Transferee in connection with the purchase and sale of the Transferred Shares does not constitute legal, tax or investment advice from the Fund.  The Transferee has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the purchase of the Transferred Shares.
12. The Transferee is not purchasing the Transferred Shares as a result of any advertisement, article, notice or other communication regarding the Transferred Shares published in, nor was it offered the Transferred Shares by, any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.
13. Other than consummating the purchase of the Transferred Shares, the Transferee has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Transferee, executed any other purchases of securities of the Fund which may be integrated with the proposed purchase of the Transferred Shares by the Transferee.
14. The Transferee acknowledges that each of Transferor and the Fund and their respective affiliates and others will rely on the acknowledgments, representations and warranties contained in this Transferee's Certificate as a basis for exemption of the sale of the Transferred Shares under the Securities Act, under the securities laws of all applicable states, and for other purposes.  The Transferee agrees to promptly notify the Fund and the Transferor if any of the acknowledgments, representations or warranties set forth herein are no longer accurate.
15. This Transferee's Certificate shall be governed by and construed in accordance with the laws of the State of New York.
16. If the Transferee is acquiring the Transferred Shares as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.
17. The Transferee agrees to provide, together with this completed and signed Transferee's Certificate, a completed and signed IRS Form W-9, Form W-8 or successor form, as applicable.  The Transferee agrees to provide, together with this completed and signed Transferee's Certificate or at a later date or dates as requested by the Fund, any other documentation, certifications or information requested by the Fund for the Fund to comply with the reporting requirements of the Foreign Account Tax Compliance Act, as codified in Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, and any Treasury Regulations or other guidance issued thereunder ("FATCA").  The Transferee understands that, if the Transferee fails to provide such documentation, certifications or information, the Fund may be required to withhold on payments to the Transferee, including payments of dividends or redemption proceeds, as required by FATCA.  The Transferee further understands that the Fund may disclose information provided by the Transferee to the Internal Revenue Service or other parties as necessary to comply with FATCA.
18. The Transferee certifies that it is (check a box):
  (1) an entity taxed as a corporation that (i) joins in filing a consolidated federal corporate income tax return with the Transferor, or (ii) is otherwise an affiliate of the Transferor and is taxed as a corporation (excluding any such entity that is taxed as a regulated investment company under Subchapter M of the Code), or (2) an entity that is a direct or indirect wholly-owned subsidiary of one or more of the entities described in clause (1) (each of the entities described in clauses (1) or (2), a "Corporate Affiliate"); or
  not a Corporate Affiliate.

[Signature Page Follows.]

The undersigned has provided a completed and signed IRS Form W-9, Form W-8 or successor form, as applicable, and has caused this Transferee's Certificate to be executed by its duly authorized representative as of the date set forth below.
Date: ______________________
Name of Transferee (use exact name in which Transferred Shares are to be registered):
__________________________________________
__________________________________________
Authorized Signature
__________________________________________
Print Name and Title
Address of Transferee for Registration of Transferred Shares:
__________________________________________
__________________________________________
__________________________________________

Transferee's taxpayer identification number:
__________________________________________

EXHIBIT D

INFORMATION TO BE PROVIDED BY THE ISSUER
Reporting as of:____________
TOB Floaters: $____________
CUSIP	Portfolio Name	Description	Market Value	Par Value	Rating	State
[●]	[●]	[●]	[●]	[●]	[●]	[●]